Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-138599) on Form S-1 of Diamondback Energy Services, Inc. of our report dated October 27, 2006, relating to our audits of the financial statements of Pioneer Oilfield Services, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

November 20, 2007